Exhibit 10.21.1
AMENDMENT TO
EMPLOYMENT AGREEMENT
          AMENDMENT TO EMPLOYMENT AGREEMENT (“Amendment”) dated as of October 1, 2010 between Validus Holdings, Ltd., a Bermuda corporation (the “Company”) and Jonathan P. Ritz (the “Executive”).
          WHEREAS, the Company and the Executive are parties to an Employment Agreement dated as of September 1, 2010 (the “Agreement”);
          WHEREAS, the Company and the Executive wish to amend the Agreement as set forth herein;
          NOW, THEREFORE, in consideration of the mutual covenants herein contained, the Company and the Executive hereby agree as follows:
1. The preamble to the Agreement is amended to change the definition of the “Company” to Validus America, Inc, a Delaware corporation.
2. The definition of “Affiliate” or “Affiliates” set forth in Section 1.01 is amended to read in its entirety as follows:
““Affiliate” or “Affiliates” means Validus Holdings, Ltd. (“Parent”), any Subsidiary of Parent and any Subsidiary of the Company.”
3. Article 3 is amended by deleting Section 3.02 thereto.
4. Section 4.03 is amended by deleting Clauses (d), (e) and (f) thereto.
5. Section 5.02 is amended to read in its entirety as follows:
“Resignation by the Executive Without Good Reason. If the Employment Period shall be terminated as a result of the Executive’s resignation or leaving of his employment, other than for Good Reason, the Executive shall continue to: (a) receive Base Salary and the benefits set forth in Section 4.03 through the Date of Termination, except that any amount payable after the Executive’s “separation from service” (within the meaning of Treas. Reg. Section 1.409A 1(h)) with the Company will be subject to Section 12.14 below and (b) receive reimbursement of all Reimbursable Expenses incurred by the Executive prior to the Date of Termination. Notwithstanding any provision of this Agreement or any applicable plan or other agreement to the contrary, no shares of restricted stock of the Parent or stock options of Parent granted to the Executive shall vest on or following the date the Executive provides Notice of Termination without Good Reason to the Company. The Executive’s entitlements under all other benefit plans and programs of the Company shall be as determined thereunder.”
6. Section 5.03 is amended to read in its entirety as follows:
“Termination for Other Reasons. If the Employment Period shall be terminated by the Executive for Good Reason, by the Company with or without Cause, as a result of the Executive’s Permanent Disability or upon the Executive’s death, the Executive (or his estate, in the case of death) shall continue to: (a) receive Base Salary and benefits set forth in Section 4.03 above (i) in the case of termination by the Executive for Good Reason or by the Company with or without Cause, through the Date of Termination and (ii)

in the case of termination due to the Executive’s permanent disability or death, through the six-month anniversary of the Date of Termination, except that any amount payable after the Executive’s “separation from service” (within the meaning of Treas. Reg. Section 1.409A 1(h)) with the Company will be subject to Section 12.14 below; (b) continue to vest in any shares of restricted stock of Parent and any Parent stock options granted to the Executive through the Date of Termination; and (c) receive reimbursement for all Reimbursable Expenses incurred by the Executive prior to the Date of Termination. The Executive’s entitlements under all other benefit plans and programs of the Company shall be as determined thereunder. Amounts described in clause (a) above will be paid, subject to Section 12.14 below, monthly on the last working day of each month in arrears in equal installments.”
7. Except as set forth herein, the Agreement shall continue in full force and effect in accordance with its terms.
8. All questions concerning the construction, validity and interpretation of this Amendment and the Agreement shall be construed and governed in accordance with the laws of the State of New York and the parties hereto submit to the exclusive jurisdiction of the Courts of New York.
9. This Amendment may be executed simultaneously in two or more counterparts, any one of which need not contain the signatures of more than one party, but all of which counterparts taken together will constitute one and the same agreement.

          IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date and year first above written.

VALIDUS HOLDINGS, LTD.
By:	/s/ Edward J. Noonan
	Printed Name:	Edward J. Noonan
Title: Chairman and Chief Executive Officer

JONATHAN P. RITZ
By:	/s/ Jonathan P. Ritz
	Printed Name:	Jonathan P. Ritz

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